    As filed with the Securities and Exchange Commission on October 30, 1998

                                Registration No.
                                ----------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 NEOPHARM, INC.
             (Exact name of Registrant as specified in its charter)


               Delaware                                      51-0327886
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization                      Identification Number)

                         100 CORPORATE NORTH, SUITE 215
                          BANNOCKBURN, ILLINOIS 60015
                                 (847) 295-8678

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           1998 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 JAMES M. HUSSEY
                             CHIEF EXECUTIVE OFFICER
                                 NEOPHARM, INC.
                         100 CORPORATE NORTH, SUITE 250
                           BANNOCKBURN, ILLINOIS 60015
                                 (847) 295-8678
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                             CHRISTOPHER R. MANNING
                    BURKE, WARREN, MACKAY & SERRITELLA, P.C.
                            330 N. WABASH, SUITE 2200
                             CHICAGO, ILLINOIS 60611
                                 (312) 840-7000

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED                  PROPOSED
TITLE OF EACH CLASS OF              AMOUNT TO               MAXIMUM                  MAXIMUM                  AMOUNT OF
   SECURITIES TO BE                    BE               OFFERING PRICE              AGGREGATE                REGISTRATION
      REGISTERED                   REGISTERED              PER SHARE              OFFERING PRICE                FEE(2)
                                   ----------              ---------              --------------                ------
Common Stock, $.0002145 par        1,500,000              $4.125(1)               $6,187,500(1)              $1,825.31(1)
value, per share

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 1,500,000 shares authorized and reserved for issuance under the 1998 Equity Incentive Plan has been estimated to be the average of the high and low prices reported in the American Stock Exchange on October 26, 1998.

(2) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$295 per $1 million" of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fees are therefore calculated by multiplying the aggregate offering or sales amount by 0.000295.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by NeoPharm, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998;

         (c) The description of the Registrant's common stock, par value $.0002145 per share (the "Common Stock"), contained in the Registrant's Registration Statement (File No. 33-90516) filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Certificate of Incorporation eliminates the liability of the Registrant's directors for monetary damages for breach of fiduciary duty as directors to the maximum extent provided by Delaware Law. The Registrant's By-laws provide that the Registrant shall indemnify its officers, directors and persons who are or were serving as officers or directors of another entity at the request of the Corporation to the maximum extent permitted by Delaware Law.

Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.











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


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Number Description
------------------
4.1      1998 Equity Incentive Plan.

5.1      Opinion of Burke, Warren, MacKay & Serritella, P.C.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Counsel (included in the Opinion filed as Exhibit 5.1).

24.1     Power of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on the 22nd day of October, 1998.

                                           NEOPHARM, INC.


                                           By: /s/ James M. Hussey
                                           -------------------------------------
                                           James M. Hussey
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

We, the undersigned directors and officers of NeoPharm, Inc., do hereby make, constitute and appoint James M. Hussey, Kevin Harris and Christopher R. Manning, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                Title                                    Date
              ---------                                -----                                    ----
/s/ John N. Kapoor                      Chairman of the Board                            October 21, 1998
------------------
John N. Kapoor

/s/ James M. Hussey                     President, Chief Executive Officer               October 21, 1998
-------------------
James M. Hussey                         and Director (Principal Executive
                                        Officer)

/s/ Kevin Harris                        Vice President, Chief Financial                  October 21 1998
----------------                        Officer and Treasurer (Principal
Kevin Harris                            Financial Officer and Principal
                                        Accounting Officer)

 /s/ Erick E. Hanson                    Director                                         October 21, 1998
---------------------
Erick E. Hanson

/s/ Anatoly Dritschilo                  Director                                         October 21, 1998
----------------------
Anatoly Dritschilo, M.D.

/s/ Aquilur Rahman                      Director                                         October 21, 1998
------------------
Aquilur Rahman, Ph.D.

/s/ Sander Flaum                        Director                                         October 26, 1998
----------------
Sander Flaum

                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------
4.1                        1998 Equity Incentive Plan.

5.1                        Opinion of Burke, Warren, MacKay & Serritella, P.C.

23.1                       Consent of Arthur Andersen LLP.

23.2                       Consent of Burke, Warren, MacKay & Serritella, P.C. (included in the Opinion filed as
                           Exhibit 5.1).

24.1                       Power of Attorney (included on the signature page).















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